Exhibit 10.2
Execution Version

AMENDED AND RESTATED EXCHANGE AGREEMENT
This AMENDED AND RESTATED EXCHANGE AGREEMENT (this “Agreement”), dated as of November 1, 2023 (the “Effective Date”), is by and among TPG Inc., a Delaware corporation (“PubCo”), TPG OpCo Holdings, L.P., a Delaware limited partnership (the “Buyer”), TPG Operating Group I, L.P., a Delaware limited partnership (“TPG OG I”), TPG Operating Group II, L.P., a Delaware limited partnership (“TPG OG Partnership”), TPG Operating Group III, L.P., a Delaware limited partnership (“TPG OG III”), each TPG OG Limited Partner (as defined below) from time to time party to this Agreement and each Indirect TPG OG Limited Partner (as defined below) from time to time party to this Agreement.
WHEREAS, certain of the parties to this Agreement entered into the Exchange Agreement, dated as of January 12, 2022 (the “Original Agreement”), to provide for (i) the redemption of certain Common Units (as defined below) and corresponding cancellation for no consideration of Class B Shares (as defined below) for a Cash Exchange Payment (as defined below) or (ii) the exchange of such Common Units for voting or non-voting Class A Shares (and corresponding cancellation for no consideration of Class B Shares), on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, effective as of November 1, 2023, all of the outstanding interests in TPG OG I and all of the outstanding interests in TPG OG III were (directly or indirectly) contributed to TPG OG Partnership (the “TOG Restructuring”); and
WHEREAS, PubCo, Buyer, TPG OG I, TPG OG Partnership and TPG OG III desire to amend and restate the Original Agreement as hereinafter set forth, which is binding on all of the parties thereto, to reflect the TOG Restructuring.
NOW, THEREFORE, the parties to this Agreement agree as follows:
ARTICLE 1

Definitions
Section 1.1.    Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:
“10b5-1 Plan” means a contract, instruction or plan established in accordance with Rule 10b5-1(c) promulgated under the Exchange Act.
“A&R TPG OG Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of TPG OG Partnership, dated as of the Effective Date.
“AAA” has the meaning set forth in Section 3.6(b).
“Agreement” has the meaning set forth in the preamble of this Agreement.
“API Class B Issuance Rights” means, if applicable, the right of the API Feeder Partnerships pursuant to Section 2.12 of the Transaction Agreement to receive after the Closing a number of Class B Shares equal to the number of Common Units to be issued in the API Common Unit Issuance.
“API Common Unit Issuance” means the issuance of Common Units to the API Feeder Partnerships at the closing of the transactions contemplated by the Transaction Agreement.
“API Feeder Partnerships” means, collectively, API Partner Holdings, API Founder Holdings A and API Founder Holdings G.
“API Feeder Partnership LPA” means each of the API Founder Holdings A LPA, the API Founder Holdings G LPA and the API Partner Holdings LPA, as the case may be.
“API Founder Holdings A” means Alabama Investments (Parallel) Founder A, LP, a Delaware limited partnership.

“API Founder Holdings A LPA” means the Amended and Restated Limited Partnership Agreement of API Founder Holdings A, dated as of the Effective Date.
“API Founder Holdings G” means Alabama Investments (Parallel) Founder G, LP, a Delaware limited partnership.
“API Founder Holdings G LPA” means the Amended and Restated Limited Partnership Agreement of API Founder Holdings G, dated as of the Effective Date.
“API Partner Holdings” means Alabama Investments (Parallel), LP, a Delaware limited partnership.
“API Partner Holdings LPA” means the Amended and Restated Limited Partnership Agreement of API Partner Holdings, dated as of the Effective Date.
“Block Exchange” has the meaning set forth in Section 2.1(b).
“Block Exchange Notice” has the meaning set forth in Section 2.1(b).
“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York City, New York are authorized or required to be closed for business.
“Buyer” has the meaning set forth in the preamble of this Agreement.
“Cash Exchange Payment” means, with respect to the portion (if any) of any Exchange for which the consideration is in the form of cash, an amount of cash equal to the excess of (i) the product of (a) the number of Exchanged Securities comprising such portion multiplied by (b) the Exchange Rate multiplied by (c) the closing price per share of the Class A Shares on the day before the pricing of the primary offering effected pursuant to Section 2.1(d) in relation to such Exchange over (ii) the product of (a) the number of Exchanged Securities comprising such portion multiplied by (b) the Exchange Rate multiplied by (c) the per share underwriting discounts or commissions actually incurred in connection with such primary offering but only to the extent they do not exceed standard underwriting discounts and commissions.
“Cash Redemption Exchange” shall mean the surrender by a TPG OG Limited Partner of (i) Common Units to TPG OG Partnership in exchange for the delivery by TPG OG Partnership of the Cash Exchange Payment and (ii) the corresponding Class B Shares (or API Class B Share Issuance Rights in respect of a corresponding number of Class B Shares) to PubCo in exchange for no consideration.
“Change of Control” has the meaning set forth in the Tax Receivable Agreement.
“Class A Share” means a share of voting or non-voting “Class A Common Stock” as defined in the PubCo Charter.
“Class B Share” means a share of “Class B Common Stock” as defined in the PubCo Charter.
“Code” means the Internal Revenue Code of 1986.
“Common Unit” means one “Common Unit” as defined in, and issued under, the A&R TPG OG Partnership Agreement.
“Cutback” has the meaning set forth in Section 2.5(b).
“Direct Exchange” has the meaning set forth in Section 2.1(f).
“Effective Date” has the meaning set forth in the preamble of this Agreement.
“Exchange” means (i) a Redemption Exchange (including one for which an election has been made to make a Stock Exchange Payment), (ii) a Direct Exchange or (iii) a Block Exchange; provided that any Exchange must involve (x) an equal number of Common Units and Class B Shares (or API Class B Share Issuance Rights with respect to an equal number of Class B Shares) and (y) Common Units at least equal to the Minimum Exchange Amount. The terms “Exchanged” and “Exchanging” shall have correlative meanings.

“Exchange Act” means the Securities Exchange Act of 1934.
“Exchange Date” means the date of an Exchange.
“Exchange Notice” has the meaning set forth in Section 2.1(c).
“Exchange Payment” means, with respect to an Exchange, the Cash Exchange Payment or the Stock Exchange Payment, as applicable.
“Exchange Rate” means, at any time, the number of Class A Shares for which an Exchanged Security would be exchanged at such time in accordance with this Agreement. On the Effective Date, the Exchange Rate shall be 1-for-1, which Exchange Rate shall be subject to modification only as provided in Section 2.8.
“Exchanged Securities” means, with respect to an Exchange, collectively, (a) the Common Units being exchanged, and (b) the corresponding Class B Shares, if any (or API Class B Share Issuance Rights with respect to an equal number of Class B Shares), being cancelled for no consideration. For the avoidance of doubt, (i) one Common Unit and (ii) one Class B Share (or API Class B Share Issuance Right with respect to a Class B Share) so being exchanged and cancelled, respectively, shall collectively be an “Exchanged Security.”
“Governmental Authority” means any nation or government, any foreign or domestic federal, state, county, municipal or other political instrumentality or subdivision thereof and any foreign or domestic entity or body exercising executive, legislative, judicial, regulatory, administrative or taxing functions of or pertaining to government, including any court and any Self-Regulatory Organization.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“Indirect Feeder” has the meaning set forth in Section 2.12.
“Indirect TPG OG Limited Partner” means, subject to the following sentence, each Person that is party hereto and is, as of the date of determination, (i) TPG Partner Holdings or any subsidiary thereof, (ii) a direct limited partner in TPG Partner Holdings, (iii) a direct member in TPG New Holdings, or (iv) a direct limited partner in one of the TPG Feeder Partnerships, which in turn is a direct limited partner in TPG OG Partnership pursuant to the terms of the A&R TPG OG Partnership Agreement. Notwithstanding the foregoing, none of PubCo, TPG OG GP, Buyer, nor any other direct or indirect subsidiary of PubCo shall be an “Indirect TPG OG Limited Partner” for purposes of this Agreement.
“Information Statement” means a written information statement of the type contemplated by Rule 14c-2 of the Exchange Act containing the information specified in Schedule 14C under the Exchange Act relating to the PubCo Stockholder Consent.
“Insider Trading Policy” means any insider trading policy of PubCo applicable to directors, executive officers and other applicable employees, as such insider trading policy may be adopted, amended, supplemented or restated from time to time, in accordance with the PubCo Charter and the Bylaws of PubCo (as applicable).
“Intermediate Entity” has the meaning set forth in Section 2.12.
“Investor Rights Agreement” means the Amended and Restated Investor Rights Agreement, dated as of the Effective Date, by and among PubCo, the Investors party thereto and the other parties named therein.
“Law” means all U.S. and non-U.S. federal, state, provincial or local laws, statutes, ordinances, orders, administrative interpretation or rules of common law, codes, regulations, directives, rules, other civil and other codes and any other requirements which have the similar effect of any Governmental Authority.
“Legacy Principal” shall mean any of the three Members of TPG GP A LLC on the date of the execution of the Original Agreement, together, with respect to each of them, with the individual controlling such Member, all members of such individual’s Immediate Family (as defined in the Investor Rights Agreement) and all of his Estate Planning Entities (as defined in the Investor Rights Agreement), in each case, that hold Common Units.
“Minimum Exchange Amount” means, with respect to a TPG OG Limited Partner (including, for the avoidance of doubt, an Indirect TPG OG Limited Partner in connection with an Exchange on its, his or her behalf hereunder), a number of Common Units equal to the lesser of (x) 1,000 Common Units and (y) all of the Common Units then held by such TPG OG Limited Partner.
“National Securities Exchange” means a securities exchange that has registered with the SEC under Section 6 of the Exchange Act.
“Permitted Transferee” has the meaning set forth in Section 3.1.
“Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity.
“Plan” means a 10b5-1 Plan, that (a) is adopted or amended by a party hereto (or holder of TPG Partner Units in TPG Partner Holdings or API Partner Holdings) when such Person was not in possession of material nonpublic information about PubCo and its subsidiaries and, in the case such Person is restricted from trading in PubCo securities outside of specified periods pursuant to the Insider Trading Policy (any such period, whether established pursuant to any standing schedule or otherwise pursuant to the Insider Trading Policy, a “Trading Window”), during a Trading Window; and (b) permits the party adopting such 10b5-1 Plan no discretion regarding executing a Plan Exchange with respect to Exchanged Securities subject to such 10b5-1 Plan and the disposition of Class A Shares issued in settlement of such Plan Exchange while such 10b5-1 Plan is in effect (which shall in each case be controlled by the administrator of such plan).
“Plan Exchange” means an Exchange administered pursuant to a Plan subject to the terms and conditions specified with respect to “Plan Exchanges” in Section 2.2 of this Agreement.
“Pre-Exchange Redemption” has the meaning set forth in Section 2.12.
“Pre-Exchange Redemption Notice” has the meaning set forth in Section 2.12.
“Principal Holder” means (i) any director or executive officer of PubCo or (ii) any Active Partner (as defined in the TPG Partner Holdings LPA, API Partner Holdings LPA or the applicable limited partnership agreement of any other TPG Feeder Partnership).
“PubCo” has the meaning set forth in the preamble.
“PubCo Charter” means the Amended and Restated Certificate of Incorporation of PubCo, as the same may be amended, restated, modified, supplemented or replaced from time to time.
“PubCo Stockholder Consent” means the written consent of the requisite PubCo stockholders sufficient to approve, as required by Nasdaq Rule 5635(a), the issuance of a number of Class A Shares (for which Common Units may be exchangeable in an Exchange) in excess of 19.99% of the aggregate total number of Class A Shares and Class B Shares outstanding immediately prior to the API Common Unit Issuance.
“Quarter” means, unless the context requires otherwise, a fiscal quarter of PubCo.
“Quarterly Exchange Date” means, for each Quarter, unless such Quarterly Exchange Date is delayed pursuant to Section 2.3(d) or Section 2.3(e), the Trading Day that is the latest to occur of: (a) the second Business Day after the date on which PubCo makes a public news release of its quarterly earnings for the prior Quarter; (b) the first day of such Quarter on which directors and executive officers of PubCo are permitted to trade under the Insider Trading Policy; and (c) such other date within such Quarter as Buyer shall determine in its reasonable discretion (in each case, it being the intention of Buyer that each Quarterly Exchange Date shall be a date during a Trading Window).
“Redemption Exchange” means a Cash Redemption Exchange, a Stock Redemption Exchange or a Plan Exchange.
“Securities Act” means the Securities Act of 1933.
“Self-Regulatory Organization” means the Financial Industry Regulatory Authority, each national securities exchange in the United States, each non-U.S. securities exchange, and each other commission, board, agency or body, whether U.S. or foreign, that is charged with the supervision or regulation of brokers, dealers, commodity pool operators, commodity trading advisors, futures commission merchants, securities underwriting or trading, stock exchanges, commodities exchanges, insurance companies or agents, investment companies or investment advisers.
“Stock Exchange Payment” means, with respect to the portion (if any) of any Exchange for which the consideration is in the form of Class A Shares, a number of Class A Shares equal to the product of (i) the number of Exchanged Securities so exchanged multiplied by (ii) the Exchange Rate; provided, that, for certain TPG OG Limited Partners (identified on the signature pages to the Original Agreement), such Class A Shares shall be non-voting Class A Shares.
“Stock Redemption Exchange” means an Exchange (other than a Direct Exchange) for which the consideration is in the form of Class A Shares.
“Subsidiary” of any Person means any entity (a) of which 50% or more of the outstanding share capital, voting securities or other voting equity interests are owned, directly or indirectly, by such Person, (b) of which such Person is entitled to elect, directly or indirectly, at least 50% of the board of directors (or managers) or similar governing body of such entity or (c) if such entity is a limited partnership or limited liability company, of which such Person or one of its Subsidiaries is a general partner or managing member or has the power to direct the policies, management or affairs.
“Tax Receivable Agreement” means that certain Amended and Restated Tax Receivable Agreement, dated as of the Effective Date, by and among PubCo, TPG OG Partnership, Buyer, and each other party thereto.
“TPG Feeder Partnership” means each of TPG PEP Feeder, L.P. and the API Feeder Partnerships.
“TPG New Holdings” means TPG New Holdings, LLC, a Delaware limited liability company.
“TPG OG GP” means TPG OpCo Holdings II-A, LLC, a Delaware limited liability company and general partner of TPG OG Partnership, and any reference to TPG OG GP shall be deemed to include any successor general partner of TPG OG Partnership designated in accordance with the A&R TPG OG Partnership Agreement.
“TPG OG Limited Partner” means, subject to the following sentence, each Person that is, as of the date of determination, a direct limited partner of TPG OG Partnership pursuant to the terms of the A&R TPG OG Partnership Agreement. Notwithstanding the foregoing, none of PubCo, TPG OG GP, Buyer, nor any other direct or indirect subsidiary of PubCo shall be a “TPG OG Limited Partner” for purposes of this Agreement.
“TPG OG Partnership” has the meaning set forth in the preamble of this Agreement.
“TPG Partner Entity” means (i) TPG Partner Holdings, L.P., a Delaware limited partnership and any successor thereto; (ii) TPG New Holdings and any successor thereto; (iii) TPG Group Holdings (SBS), L.P., a Delaware limited partnership and any successor thereto and (iv) any entity held by any direct or indirect partner of the foregoing.
“TPG Partner Holdings” means TPG Partner Holdings, L.P., a Delaware limited partnership.
“TPG Partner Holdings LPA” means the Seventh Amended and Restated Limited Partnership Agreement of TPG Partner Holdings.
“TPG Partner Unit” means one “TPG Partner Unit” in TPG Partner Holdings or API Partner Holdings, as defined in, and issued under, the TPG Partner Holdings LPA or API Partner Holdings LPA, as applicable.
“Trading Day” means a day on which the New York Stock Exchange or such other principal United States securities exchange on which the Class A Shares are listed, quoted or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).
“Transaction Agreement” means that certain Transaction Agreement, dated as of May 14, 2023, by and among TPG OG Partnership, PubCo, TPG GP A, LLC, API Partner Holdings, API Founder Holdings A, API Founder Holdings G, and the other parties named therein.
“Treasury Regulations” means the U.S. Treasury regulations promulgated under the Code.

Section 1.2.    Interpretation. In this Agreement and in the Exhibits to this Agreement, except to the extent that the context otherwise requires: (a) the headings are for convenience of reference only and shall not affect the interpretation of this Agreement; (b) defined terms include the plural as well as the singular and vice versa; (c) words importing gender include all genders; (d) a reference to any statute, rule, regulation or provision thereof shall be construed as a reference to the same as it may have been or may from time to time be amended, extended, supplemented, replaced, re-enacted or consolidated and to all statutory instruments or orders made under it (including any rules and regulations promulgated thereunder); (e) all references to any agreement are to such agreement and include any exhibits, annexes and schedules attached to such agreement, and all references to any section of such agreement include any successor to such section, in each case, as such agreement, exhibit, annex, schedule or section is amended, modified, supplemented or restated from time to time; (f) any reference to a “day” or a “Business Day” shall mean the whole of such day, being the period of 24 hours running from midnight to midnight; (g) references to Articles, Sections, subsections, clauses and Exhibits are references to Articles, Sections, subsections, clauses and Exhibits to, this Agreement; (h) the word “or” is not exclusive, and has the meaning represented by the phrase “and/or,” unless the context clearly prohibits that construction; (i) the words “including” and “include” and other words of similar import shall be deemed to be followed by the phrase “without limitation”; (j) the word “extent” in the phrase “to the extent” (or similar phrases) shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (k) unless otherwise specified, references to any party to this Agreement or any other document or agreement shall include its successors and permitted assigns; (l) all references to “$” or “dollars” mean the lawful currency of the United States of America; (m) no rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel; and (n) whenever this Agreement shall require a party to take an action, such requirement shall be deemed an undertaking by such party to cause it and its subsidiaries, and to use its reasonable efforts to cause its other affiliates, to take appropriate action in connection therewith.
ARTICLE 2

Exchange of Common Units
Section 2.1.    Non-Plan Exchange Procedures.
(a)    On the terms and subject to the provisions of this Agreement, and subject to the provisions of the A&R TPG OG Partnership Agreement, the Investor Rights Agreement and the PubCo Charter, each TPG OG Limited Partner shall be entitled to effect a Cash Redemption Exchange (unless Buyer elects to effect such proposed Exchange as a Stock Redemption Exchange or a Direct Exchange in accordance with the terms hereof).
(b)    Without limiting Section 2.1(a), on the terms and subject to the provisions of this Agreement, and subject to the provisions of the A&R TPG OG Partnership Agreement, the Investor Rights Agreement and the PubCo Charter, each TPG OG Limited Partner may effect a Block Exchange (unless Buyer elects to effect such proposed Block Exchange as a Stock Redemption Exchange or Direct Exchange in accordance with the procedures in Section 2.1(c)) on a date other than a Quarterly Exchange Date so long as the number of Common Units surrendered by such TPG OG Limited Partner (and any related persons (within the meaning of Code Sections 267(b) or 707(b)(i)) in such Redemption Exchange (and any other Exchange during any 30 calendar day-period) represent, in the aggregate, more than 2% (or such other percentage as may be specified by Treasury Regulations Section 1.7704-1(e)(2) or any successor provision) of total interests in partnership capital or profits in TPG OG Partnership (as determined by Buyer in its sole discretion and in a manner consistent with the requirements for a “block transfer” within the meaning of Treasury Regulations Section 1.7704-1(e)(2)). An Exchange consummated pursuant to this Section 2.1(b) is referred to in this Agreement as a “Block Exchange”. For the avoidance of doubt, a Block Exchange shall not be subject to the Exchange Notice and other requirements of Section 2.1(c), but instead the TPG OG Limited Partner shall exercise its right to effect a Block Exchange by delivering to the Buyer a written notice (the “Block Exchange Notice”) specifying the anticipated Exchange Date; provided, that, such notice may be contingent (including as to the timing and date of such Block Exchange) upon the consummation of a purchase by another Person of the Class A Shares (if any) deliverable in respect of the Common Units which are the subject of such Exchange (whether in a tender or exchange offer, an underwritten offering, or otherwise) or the effectiveness of a registration statement under the Securities Act; provided, further, that an Exchange Date may not be earlier than the fifth Business Day, or later than a date that is ninety (90) days, following the delivery of the Block Exchange Notice. In the event any contingency set out in such Block Exchange Notice remains unsatisfied on the ninetieth day after the delivery of the Block Exchange Notice, such Block Exchange Notice shall be deemed to have been withdrawn by the TPG OG Limited Partner. The exchanging TPG OG Limited Partner may amend the Block Exchange Notice at any time prior to the Exchange Date by delivery of a written notice of amendment to Buyer; provided, that, the Exchange Date may not be earlier than on the fifth Business Day following delivery of such notice of amendment to Buyer; provided, further, that such amendment notice may not change, as the case may be, the future date or the period for satisfaction of the contingency referred to in this Section 2.1(b) beyond ninety (90) days following the date of the initial Block Exchange Notice. A TPG OG Limited Partner may withdraw a Block

Exchange Notice at any time prior to the Exchange Date by delivery of a written notice to Buyer, in which event such Exchange Notice shall be null and void.
(c)    At least ninety (90) days prior to each Quarterly Exchange Date, Buyer will provide notice thereof (which notice may be delivered in accordance with the last sentence of Section 3.3) to each TPG OG Limited Partner eligible to effect a Redemption Exchange on such Quarterly Exchange Date (and each Indirect TPG OG Limited Partner eligible, indirectly, to effect a Redemption Exchange on such Quarterly Exchange Date). A TPG OG Limited Partner may exercise the right to effect a Cash Redemption Exchange by providing to TPG OG Partnership and Buyer an irrevocable written notice of exchange at least sixty (60) days prior to the applicable Quarterly Exchange Date (an “Exchange Notice”), which Exchange Notice, for the avoidance of doubt, need not be provided during a Trading Window. An Exchange Notice shall be substantially in the form of Exhibit A to this Agreement (or such other reasonable and customary form prescribed from time to time by Buyer). If a direct or indirect owner of a TPG OG Limited Partner has requested from such TPG OG Limited Partner a distribution of Common Units to be Exchanged, such TPG OG Limited Partner shall be entitled to deliver the Exchange Notice on behalf of such owner. Following the receipt by TPG OG Partnership of an Exchange Notice, Buyer shall deliver to such TPG OG Limited Partner a written notice (the “Buyer Exchange Notice”), as promptly as practicable, which will set forth the portion (if any) of the Common Units covered by the Exchange Notice which will be exchanged for a Cash Exchange Payment and the portion (if any) which will be exchanged for a Stock Exchange Payment. Notwithstanding any other provision of this Agreement, TPG OG Partnership shall have the right to substitute the Cash Exchange Payment required to be made by TPG OG Partnership in a Cash Redemption Exchange with a Stock Exchange Payment (and to that extent such substitution occurs, such Redemption Exchange shall be treated as a Stock Redemption Exchange). With respect to any Quarterly Exchange Date, all Common Units proposed to be Exchanged by TPG OG Limited Partners on such Quarterly Exchange shall receive Cash Exchange Payments and Stock Exchange Payments in the same proportion (unless a holder consents to receive less Stock Exchange Payments and more Cash Exchange Payments than the other holders).
(d)    During the period beginning ten (10) days prior to the date of an Exchange (other than an Exchange for which only Stock Exchange Payments will be made) and ending on the date of an Exchange, PubCo will engage in a primary equity offering to raise funds to be used to satisfy any Cash Exchange Payments expected to be made in such Exchange; provided that (i) in the event that PubCo is unable to engage in such a primary equity offering, all the payments made in such Exchange will be made in the form of Stock Exchange Payments, (ii) if the amount of the aggregate Cash Exchange Payments for all proposed Cash Redemption Exchanges on such Exchange Date exceeds the net amount raised in such primary equity offering, the portion of such Exchange that is satisfied by way of Cash Exchange Payments shall be ratably reduced and PubCo shall issue a number of new Class A Shares to the exchanging TPG OG Limited Partners sufficient to satisfy such shortfall in the form of Stock Exchange Payments (and Buyer will receive from TPG OG Partnership an equal number of Common Units) and (iii) if the net amount raised in such primary equity offering exceeds the amount of the aggregate Cash Exchange Payments for all Cash Redemption Exchanges on the date of such Exchange, PubCo shall (through Buyer) contribute such excess proceeds to the capital of TPG OG Partnership. Except as otherwise provided in this Section 2.1, the determination whether to settle all or a portion of an Exchange in cash or Class A Shares need not be uniform and may be made selectively among TPG OG Limited Partners, whether or not such TPG OG Limited Partners are similarly situated.
(e)    Buyer may adopt reasonable procedures, guidelines, and practices consistent with the terms and conditions of this Agreement for communicating the Quarterly Exchange Date, the implementation of the Exchange provisions set forth in this Article II, including procedures for the giving of an Exchange Notice and for a Block Exchange. None of such procedures shall be adopted with a principal purpose of restricting or otherwise impairing in any material respect any TPG OG Limited Partner’s rights (or any Indirect TPG OG Limited Partner’s indirect rights) to consummate Exchanges. A TPG OG Limited Partner may not revoke an Exchange Notice delivered in accordance with Section 2.1(c) after the date that is sixty (60) days prior to the applicable Quarterly Exchange Date without the consent of Buyer, which consent may be provided or withheld, or made subject to such conditions, limitations or restrictions, as reasonably determined by the Buyer in good faith.
(f)    Notwithstanding anything to the contrary in this Section 2.1, Buyer may, in its sole and absolute discretion, elect to effect a Redemption Exchange (subject to the terms of this Article II) through a direct exchange of the Exchanged Securities by the TPG OG Limited Partner to Buyer for the Exchange Payment (a “Direct Exchange”). The Buyer may, in its sole and absolute discretion, elect for the consideration payable in a Direct Exchange to be comprised of a Cash Exchange Payment, a Stock Exchange Payment or any combination of the foregoing. Any election under this Section 2.1(f) shall not relieve TPG OG Partnership of its obligations arising with respect to such applicable Exchange Notice, until the Direct Exchange subject to such election is consummated pursuant to this Section 2.1(f). Buyer may, at any time prior to an Exchange Date, deliver written notice (a “Direct Exchange Notice”) to the TPG OG Limited Partner setting forth its election to exercise its right to consummate a Direct Exchange if, and only if, such election does not prejudice the ability of the parties to consummate an Exchange or Direct Exchange on the Exchange Date, as determined by Buyer in good faith. A Direct Exchange Notice may be revoked by Buyer at any time if, and only if, any such revocation does not prejudice the ability of the parties to consummate an Exchange on the Exchange Date, as determined by Buyer in good faith. The right to consummate a Direct Exchange in all events shall be exercisable for all the Exchanged Securities that would otherwise have been subject to an Exchange. Except as otherwise provided in this Section 2.1(f), a Direct Exchange shall be consummated pursuant to the same timeframe and in the same manner as the relevant Exchange would have been consummated if Buyer had not delivered a Direct Exchange Notice. For the avoidance of doubt, whether or not all or any portion of an Exchange Payment in connection with a Direct Exchange will be in the form of a Stock Exchange Payment shall be determined by Buyer (on behalf of TPG OG Partnership), and Buyer shall effect such Direct Exchange in the form(s) of Exchange Payment(s) as is consistent with this Agreement and Buyer’s election (if any).
Section 2.2.    Plan Exchange Procedures.
(a)    On the terms and subject to the provisions of this Agreement, and subject to the provisions of the A&R TPG OG Partnership Agreement, the Investor Rights Agreement and the PubCo Charter, a Principal Holder shall be permitted to effect a Cash Redemption Exchange in accordance with Section 2.1(c) (unless Buyer elects to effect such proposed Exchange as a Stock Redemption Exchange or a Direct Exchange in accordance with the terms hereof) or Block Exchange (in accordance with Section 2.1(b)) with respect to Common Units subject to a Plan pursuant to and in accordance with the additional provisions set forth in this Section 2.2.
(b)    Notice of Intent to Adopt or Amend a Plan.
(i)    With respect to a Trading Window in which a Principal Holder intends to adopt or amend a Plan, such Principal Holder shall provide written notice of such intent and a good faith estimate of the maximum number of Common Units (or equivalent TPG Partner Units) subject to such Plan to TPG Partner Holdings (or API Partner Holdings, as applicable), TPG OG Partnership and Buyer, which notice of intent shall be delivered at least sixty (60) days prior to the opening of such Trading Window.
(ii)    A notice of intent delivered pursuant to this Section 2.2(b) shall permit, but not obligate, the applicable Principal Holder to adopt a Plan or the Principal Holder to Exchange (following a Partner Holdings Exchange (as defined in the TPG Partner Holdings LPA or applicable API Feeder Partnership LPA, as applicable)) Common Units included in such notice of intent in one or more Exchanges up to the amount of Common Units set forth in such notice of intent.
(iii)    A Principal Holder shall provide Buyer with a copy of the Plan promptly on or following the date such Principal Holder adopts the Plan. Neither a Principal Holder, nor TPG Partner Holdings (or API Partner Holdings, as applicable) on behalf of such Principal Holder, shall be permitted to settle an Exchange of Common Units pursuant to a Plan Exchange until after the expiration of the period beginning on the date a Plan is adopted or amended and ending fourteen (14) days following the end of the Trading Window in which the applicable Plan is adopted or amended. A notice of adoption or amendment of a Plan shall not obligate the applicable Principal Holder (or TPG Partner Holdings or API Partner Holdings on its behalf) to Exchange Common Units.
(c)    Exchange Notice.
(i)    In the event that the applicable Principal Holder (or TPG Partner Holdings or API Partner Holdings on its behalf) has satisfied the notice procedures in Section 2.2(b), the broker administering a Plan on behalf of the applicable Principal Holder through TPG Partner Holdings (or API Partner Holdings, as applicable) may exercise the right to Exchange Common Units set forth in Section 2.2(a) by providing an Exchange Notice in accordance with Section 2.1(c) or a Block Exchange Notice in accordance with Section 2.1(b). Any notice of exchange with respect to a Plan Exchange shall be irrevocable.
(ii)    To the extent permitted by applicable Law, PubCo shall take all reasonable and necessary action to cooperate with any Principal Holder (and TPG Partner Holdings or API Partner Holdings, as applicable) who shall have notified PubCo of its intention to adopt or amend a 10b5-1 Plan to implement such 10b5-1 Plan, including: (i) cooperating directly with the broker or brokers who will administer such 10b5-1 Plan, (ii) promptly advising any broker or brokers identified in advance to the PubCo as administering such 10b5-1 Plan of (A) any record date established with respect to any dividend payable with respect to Class A Shares at least five (5) Business Days prior to such record date and (B) any change to the Exchange Rate at least one (1) Business Day prior to its effectiveness, and (iii) to the extent the Chief Compliance or Legal Officer of PubCo (or any designee thereof) is entitled under any applicable policy of PubCo to review and pre-approve the 10b5-1 Plan, such review consists of determining that the 10b5-1 Plan conforms to all requirements of Section 240.10b5-1(c)(1)(i) of the Code of Federal Regulations as

then in effect and conforms to any other applicable legal requirements reasonably deemed appropriate by PubCo.
Section 2.3.    Exchange Payment.
(a)    Any Exchange shall be consummated on the applicable Exchange Date (to be effective immediately prior to the close of business on such Exchange Date).
(b)    On the Exchange Date, in the case of an Exchange that is not a Direct Exchange:
(i)    PubCo shall contribute (via one or more intermediary entities) to Buyer, and Buyer shall contribute to TPG OG Partnership, for delivery to the applicable TPG OG Limited Partner, (x) the Stock Exchange Payment with respect to any Exchanged Securities identified in the Buyer Exchange Notice as receiving the Stock Exchange Payment and (y) the Cash Exchange Payment with respect to any Exchanged Securities identified in the Buyer Exchange Notice as receiving a Cash Exchange Payment;
(ii)    the TPG OG Limited Partner shall transfer and surrender the Common Units being exchanged to TPG OG Partnership;
(iii)    TPG OG Partnership shall (A) cancel the redeemed Common Units that were a part of the Exchanged Securities held by the TPG OG Limited Partner, (B) transfer to the TPG OG Limited Partner the Cash Exchange Payment or the Stock Exchange Payment, as applicable and (C) issue to Buyer a number of Common Units equal to the number of such units cancelled pursuant to clause (A); and
(iv)    PubCo shall cancel (if not cancelled sooner) the Class B Shares (or API Class B Issuance Rights) corresponding to the Common Units being surrendered by the TPG OG Limited Partner.
(c)    On the applicable Exchange Date, in the case of a Direct Exchange:
(i)    PubCo shall contribute (through one or more intermediary entities) to Buyer, and Buyer shall deliver to the TPG OG Limited Partner, (x) the Stock Exchange Payment with respect to any Exchanged Securities identified in the Direct Exchange Notice as receiving the Stock Exchange Payment and (y) the Cash Exchange Payment with respect to any Exchanged Securities identified in the Direct Exchange Notice as receiving a Cash Exchange Payment;
(ii)    the TPG OG Limited Partner shall transfer to Buyer the Common Units being exchanged, and all such Units shall remain outstanding; and
(iii)    PubCo shall cancel (if not cancelled sooner) the Class B Shares (or API Class B Issuance Rights) corresponding to the Common Units being surrendered by the TPG OG Limited Partner;
(d)    Notwithstanding anything to the contrary contained in this Agreement, if, in connection with an Exchange by any Person a filing is required under the HSR Act, then the Exchange Date with respect to all of such Person’s Exchanged Securities shall be delayed until the earlier of such time as (i) the required filing under the HSR Act has been made and the waiting period applicable to such Exchange under the HSR Act shall have expired or been terminated and (ii) such filing is no longer required (such earlier time, the “HSR Termination”). Any such delayed Exchange shall be effected promptly after such HSR Termination. Each of the parties to this Agreement, including PubCo, agree to promptly take or cause to be taken all actions required to make such filing under the HSR Act, and such other filings, notices, consents or approvals that may be required by applicable Law to effect such Exchange, and the filing fees for such filings shall be paid by TPG OG Partnership.
(e)    Notwithstanding anything to the contrary, no TPG OG Limited Partner shall have the right to Exchange Common Units, and the TPG OG Partnership and Buyer shall be permitted to refuse to honor any request for exchange of Common Units (and shall be required to promptly inform any affected TPG OG Limited Partner or Indirect TPG OG Limited Partner of such refusal in writing), (i) with respect to any Common Units held directly or indirectly by an officer, director and employee of PubCo or any other person, at any time or during any period if PubCo reasonably determines, based on the advice of counsel (which may be inside counsel), that such person may have access, or be deemed to have access, to any material non-public information that may affect the trading price of Class A Shares or Class B Shares at such time or during such period (provided that such restriction shall not apply to any Plan Exchange where the sale of Class A Shares issued upon exchange will be made pursuant to a 10b5-1 Plan that was put in place by a Principal Holder when such Person was not in possession of material non-public information about PubCo and its subsidiaries); (ii) if such exchange would be prohibited under any applicable Law;

or (iii) if such TPG OG Limited Partner has received a “Piggyback Notice” provided pursuant to Section 3.2(b) of the Investor Rights Agreement. In the event of a refusal to honor requests for Exchanges with respect to a Quarterly Exchange Date, any Exchange Notice previously delivered by any TPG OG Limited Partner in respect of such Quarterly Exchange Date shall be deemed to have lapsed, and any such Exchange Notice must be resubmitted in connection with the following Quarterly Exchange Date if such TPG OG Limited Partner wishes to exchange at such time.
With respect to any Exchange by any TPG OG Limited Partner who (or whose Indirect TPG OG Limited Partner is requesting such Exchange) at the time of such Exchange is, or within six months prior thereto was, a PubCo officer or director (as such terms are used in Section 16 of the Exchange Act and the rules promulgated thereunder), PubCo shall use all reasonable efforts to cause its Board of Directors (or a committee or sub-committee of two or more “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act) to approve in advance the disposition of any Exchanged Securities and the acquisition of any Class A Shares for the purpose of exempting such transactions from the provisions of Section 16(b) of the Exchange Act to the fullest extent permitted by Rule 16b-3 promulgated under Section 16 of the Exchange Act or any successor rule.
Section 2.4.    Taxes; Expenses. Except as otherwise provided in this Agreement, TPG OG Partnership, Buyer and PubCo on the one hand, and each TPG OG Limited Partner, on the other hand, shall bear their own expenses in connection with the consummation of any Exchange with respect to such TPG OG Limited Partner, whether or not any such Exchange is ultimately consummated, except that TPG OG Partnership shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any such Exchange; provided, however, that if any Class A Shares are to be delivered in a name other than that of the TPG OG Limited Partner (or applicable Indirect TPG OG Limited Partner) that requested the Exchange, then such TPG OG Limited Partner or the person in whose name such shares are to be delivered (other than the applicable Indirect TPG OG Limited Partner) shall pay to TPG OG Partnership the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of TPG OG Partnership that such tax has been paid or is not payable. Notwithstanding any other provision of this Agreement, the provisions of Section 2.4 of the Original Agreement shall continue to apply with respect to any transactions effected pursuant to the Original Agreement.
Section 2.5.    Limitations on Exchanges.
(a)    Prior to the expiration of twenty (20) days following the mailing of the definitive Information Statement, (i) no API Feeder Partnership shall have the right to Exchange, and (ii) the TPG OG Partnership and Buyer shall be permitted to refuse to honor any request by any API Feeder Partnership to Exchange, and shall be required to promptly inform any affected API Feeder Partnership of such refusal in writing, such number of Common Units that, if exchanged for Class A Shares pursuant to an Exchange (individually or aggregated with all prior related Exchanges by the applicable API Feeder Partnership), would exceed 19.99% of the aggregate total number of Class A Shares and Class B Shares outstanding immediately prior to the API Common Unit Issuance.
(b)    If, with respect to any Exchange Date, the number of Common Units for which Exchange Notices have been received from API Feeder Partnerships exceeds the maximum number of Common Units that may be Exchanged by API Feeder Partnerships pursuant to Section 2.5(a) (an “API Cutback”), then such API Cutback shall apply pro rata among all applicable holders based on the number of Common Units requested to be Exchanged thereunder.
(c)    Buyer may impose additional limitations and restrictions on Exchanges (including limiting Exchanges or creating priority procedures for Exchanges) to the extent it reasonably determines in good faith that such limitations and restrictions are reasonably necessary to avoid: (i) contravention of applicable Law; (ii) contravention of the Insider Trading Policy and any other bona fide written policies related to unlawful or inappropriate trading generally applicable to its directors, board observers, officers or other personnel; or (iii) TPG OG Partnership being classified as a “publicly traded partnership” within the meaning of Section 7704 of the Code. For purposes of Section 7704 of the Code, TPG OG Partnership and TPG OG GP shall assume that Buyer is treated as a single partner within the meaning of Treasury Regulations Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)), unless otherwise required by applicable Law. Notwithstanding the foregoing, none of PubCo or Buyer shall enter into any agreement if a principal purpose of such agreement is to restrict or otherwise impair in any material respect the TPG OG Limited Partners’ rights to consummate Exchanges.
(d)    If, with respect to any Exchange Date, the number of Common Units for which Exchange Notices have been received exceeds the maximum number of Common Units that may be Exchanged pursuant to Section 2.5(c) (a “Cutback”), then such Cutback shall apply pro rata among all applicable holders based on the number of Common Units requested to be Exchanged thereunder.

Section 2.6.    Class A Shares to be Issued.
(a)    PubCo and TPG OG Partnership covenant that all Class A Shares issued upon an Exchange will be validly issued, fully paid and non-assessable, and shall be transferred free and clear of any liens, other than restrictions provided in the PubCo Charter or pursuant to the Securities Act or any applicable state securities Laws. PubCo shall at all times keep available, solely for the purpose of issuance upon an Exchange, out of its authorized but unissued Class A Shares, such number of Class A Shares that shall be issuable upon the Exchange of all outstanding Common Units. Nothing contained in this Agreement shall be construed to preclude PubCo from satisfying its obligations with respect to an Exchange by delivery of Class A Shares that are held in treasury of PubCo.
(b)    PubCo and TPG OG Partnership covenant and agree that, if a registration statement under the Securities Act is effective and available for Class A Shares to be delivered with respect to any Exchange, Class A Shares that have been registered under the Securities Act shall be delivered in respect of such Exchange. If any Exchange in accordance with this Agreement is to be effected at a time when any required registration has not become effective or otherwise is unavailable, upon the request and with the reasonable cooperation of the exchanging TPG OG Limited Partners requesting such Exchange, PubCo and TPG OG Partnership shall use reasonable best efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements. PubCo shall use reasonable best efforts to list the Class A Shares required to be delivered upon Exchange prior to such delivery upon each National Securities Exchange or inter-dealer quotation system upon which the outstanding Class A Shares may be listed or traded at the time of such delivery.
(c)    Class A Shares issued upon an Exchange may contain such legends regarding restrictions under the Securities Act or any applicable state securities Laws as PubCo in good faith determines (based on advice of counsel) to be necessary or advisable in order to ensure compliance with such Laws.
Section 2.7.    Tax Matters.
(a)    In connection with any Exchange, the TPG OG Limited Partner shall, to the extent it is legally entitled to deliver such form, deliver to Buyer or PubCo (as applicable) a certificate, dated on the applicable Exchange Date, in a form reasonably acceptable to Buyer or PubCo (as applicable), certifying as to such TPG OG Limited Partner’s taxpayer identification number and that such TPG OG Limited Partner is a not a foreign person for purposes of Section 1445 and Section 1446(f) of the Code (which certificate may be an Internal Revenue Service Form W-9 if then sufficient for such purposes under applicable Law) (such certificate a “Non-Foreign Person Certificate”). If a TPG OG Limited Partner is unable to provide a Non-Foreign Person Certificate in connection with an Exchange, then such TPG OG Limited Partner shall (if permitted by Law) provide a certificate substantially in the form described in Treasury Regulations Section 1.1446(f)-2(c)(2)(ii)(B) (it being understood that TPG OG Partnership, the Buyer and any other applicable withholding agent shall retain the discretion to determine the amount realized). TPG OG Partnership, the Buyer and other applicable withholding agent shall be permitted to withhold 10% (or such other percentage as may then be specified by Section 1446(f) of the Code, any Treasury Regulations promulgated thereunder or any successor provisions) of the amount realized by such TPG OG Limited Partner in respect of such Exchange as provided in Section 1446(f) of the Code and any Treasury Regulations promulgated thereunder (including Proposed Treasury Regulations). Without limiting the foregoing, TPG OG Partnership shall reasonably cooperate upon the reasonable request to provide such certifications or other information that TPG OG Partnership is legally permitted to provide to the extent necessary to reduce or eliminate any withholding with respect to an Exchange (including the certificate described in Treasury Regulations Section 1.1445-11T(d)(2)) to the extent TPG OG GP or TPG OG Partnership can do so without unreasonable effort or expense. Each TPG OG Limited Partner shall indemnify and hold harmless TPG OG Partnership, the Buyer and their respective Affiliates for, from and against any withholding taxes arising from such specific TPG OG Limited Partner’s Exchange and amount owed to TPG OG Partnership that is attributable to such specific TPG OG Limited Partner’s Common Units that are exchanged pursuant to this Agreement. Notwithstanding any other provision of this Agreement, if the amount payable to a TPG OG Limited Partner under this Agreement would be in the form of Class A Shares, TPG OG Partnership, the Buyer and any other withholding agent may require the TPG OG Limited Partner to fund any applicable withholding (as determined by TPG OG Partnership, the Buyer or other withholding agent, as the case may be) in cash.
(b)    For U.S. federal (and applicable state and local) income tax purposes, each of the TPG OG Limited Partner, TPG OG Partnership, Buyer and PubCo agree to treat each Exchange (and, for the avoidance of doubt, each Direct Exchange) as a taxable sale under Section 1001 of the Code by the TPG OG Limited Partner of Exchanged Securities to Buyer for (i) the payment by Buyer of the Exchange Payment, and (ii) corresponding payments under the Tax Receivable Agreement, and no party shall take a contrary position on any income tax return, amendment thereof, or communication with a taxing authority. Within thirty (30) days following the Exchange Date,

Buyer shall deliver a notification to TPG OG Partnership in accordance with Treasury Regulations Section 1.743-1(k)(2).
(c)    To the extent this Agreement imposes an obligation upon TPG OG Partnership or defines rights of the TPG OG Limited Partners with respect to TPG OG Partnership, this Agreement shall be treated as part of the A&R TPG OG Partnership Agreement as described in Section 761(c) of the Code and Treasury Regulations Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c).
(d)    Each TPG OG Limited Partner shall provide PubCo with information reasonably requested by PubCo as to the amount of PubCo stock held directly or constructively under any Law identified by PubCo.
(e)    If TPG Partner Holdings consents, any holder of an interest in a TPG Partner Entity or API Feeder Partnership (or other entity the sole assets of which are Common Units, including a TPG Feeder Partnership) may exchange interests in such TPG Partner Entity or API Feeder Partnership (or such other entity) in a manner that is economically equivalent to an Exchange of Common Units under this Agreement.
(f)    PubCo acknowledges and agrees that, subject to the restrictions of this Agreement and the Investor Rights Agreement, upon request by a Legacy Principal, such Legacy Principal shall be permitted to transfer an entity that is an S corporation the sole material assets of which are Common Units to PubCo (including via merger), as part of a tax free reorganization within the meaning of section 368 of the Code in which no gain is recognized for US federal income tax purposes, in a manner that is economically equivalent to an Exchange of Common Units under this Agreement, provided, that (i) neither PubCo nor any Subsidiary of PubCo shall be required to engage in any restructuring in order to permit qualification of such transaction as a reorganization under Section 368(a) of the Code, (ii) no Transfer under this Section 2.7(f) shall be permitted until 2024, (iii) PubCo shall be given at least sixty (60) Business Days’ notice prior to any transfer proposed under this Section 2.7(f) and (iv) in connection with such transfer, the Legacy Principal shall provide customary representations, warranties, covenants and indemnities to PubCo substantially similar to such terms provided in connection with the transfer to PubCo of certain corporations pursuant to the Strategic Investor Transfer Agreements between certain former holders of Common Units, PubCo and the other parties thereto.
(g)    Notwithstanding any other provision of this Agreement, the provisions of Section 2.7 of the Original Agreement shall continue to apply with respect to any transactions effected pursuant to the Original Agreement.
Section 2.8.    Splits, Distributions and Reclassifications. The Exchange Rate shall be adjusted accordingly as reasonably determined in good faith by Buyer if there is: (a) any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Common Units that is not accompanied by an identical subdivision or combination of the Class A Shares; or (b) any subdivision (by any stock split, stock distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Shares that is not accompanied by an identical subdivision or combination of the Common Units. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Shares are converted or changed into another security, securities or other property, then upon any Exchange, a TPG OG Limited Partner shall be entitled to receive the amount of such security, securities or other property that such TPG OG Limited Partner would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. This Section 2.8 is intended to preserve the intended economic effect of this Article II and to put each TPG OG Limited Partner in the same economic position, to the greatest extent possible, with respect to Exchanges (including Direct Exchanges) as if such reclassification, reorganization, recapitalization or other similar transaction had not occurred and shall be interpreted in a manner consistent with such intent.
Section 2.9.    Representations and Warranties. In connection with any Exchange, upon the acceptance of the Class A Shares or an amount of cash equal to the Cash Exchange Payment (as applicable), the exchanging TPG OG Limited Partner shall represent and warrant that: (i) such TPG OG Limited Partner is the record and beneficial owner of the number of Exchanged Securities the TPG OG Limited Partner is electing to Exchange, (ii) such TPG OG Limited Partner has the authority to exchange the Exchanged Securities the TPG OG Limited Partner is electing to Exchange and (iii) such Exchanged Securities are not subject to any liens or restrictions on transfer (other than restrictions imposed by this Agreement, the PubCo Charter and applicable Law, including pursuant to the Securities Act or any applicable foreign or state securities Law). In connection with any Block Exchange, Buyer shall also be entitled to obtain reasonable and customary representations and warranties from the TPG OG Limited Partner in order to ensure compliance with Treasury Regulations Section 1.7704-1(e)(2).
Section 2.10.    Participation in PubCo Transactions. Each TPG OG Limited Partner acknowledges and agrees that, upon written notice from Buyer, such TPG OG Limited Partner shall participate (with respect to any or all of such TPG OG Limited Partner’s Common Units, as determined by Buyer) in any Exchange proposed by Buyer in furtherance of a transaction that is approved by the Board of Directors of PubCo (including a Change of Control transaction, whether structured as a merger or otherwise); provided that (i) all similarly situated TPG OG Limited Partners are treated in a similar manner (provided that Buyer may modify such similar treatment to accommodate legal, regulatory or tax issues impacting a specific TPG OG Limited Partner), (ii) if such Exchange would adversely impact the amount payable under the Tax Receivable Agreement, the TPG OG Limited Partner will be afforded a reasonable opportunity to effect an Exchange that does not adversely impact the amount payable under the Tax Receivable Agreement and to obtain full liquidity with respect to any Class A Shares received in such Exchange and (iii) except in the case of a Change of Control, this Section 2.10 shall not apply unless PubCo and its Subsidiaries collectively own, directly or indirectly, at least 90% of the Common Units and the Exchange is structured to allow each TPG OG Limited Partner that is a U.S. person (as defined in Section 7701(a)(30) of the Code) not to recognize gain for U.S. federal income tax purposes in such Exchange, other than pursuant to Section 351(c).
Section 2.11.    Delegation by PubCo and Buyer. PubCo or Buyer may, in their sole discretion, delegate any or all responsibilities under this Agreement, including exercises of discretion, to one or more committees of the Board of Directors of PubCo, including the Executive Committee or a designated “Exchange Committee”, in each case, as may be determined by the Board of Directors of PubCo from time to time.
Section 2.12.    Indirect TPG OG Limited Partners.
(a)    To the extent that an Indirect TPG OG Limited Partner is eligible, pursuant to the terms of the applicable partnership agreement or operating agreement of a TPG Partner Entity or a TPG Feeder Partnership in which such Indirect TPG OG Limited Partner directly holds units (an “Indirect Feeder”), to effect a redemption of such units in exchange for Common Units in order to participate in an Exchange (a “Pre-Exchange Redemption”), such Indirect TPG OG Limited Partner, on the terms and subject to the provisions of this Agreement, and subject to the provisions of the A&R TPG OG Partnership Agreement, the applicable partnership agreement or operating agreement of the applicable Indirect Feeder, the Investor Rights Agreement and the PubCo Charter, shall be entitled (following such Pre-Exchange Redemption) to effect a Cash Redemption Exchange (unless Buyer elects to effect such proposed Exchange as a Stock Redemption Exchange or a Direct Exchange in accordance with the terms hereof). Any such Exchange shall be effected only in accordance with the terms set forth in this Article 2. In order to effect an Exchange that is not a Block Exchange, such Indirect TPG OG Limited Partner shall deliver an irrevocable written request in a form substantially similar to Exhibit A or such other form prescribed from time to time by Buyer and that satisfies the requirements set forth in Section 2.2(c) with respect to an Exchange Notice (a “Pre-Exchange Redemption Notice”), on behalf of itself and each TPG Partner Entity or TPG Feeder Partnership with respect to which such Indirect TPG OG Limited Partner directly or indirectly owns an interest in the Common Units subject to such Exchange (an “Intermediate Entity”), to (i) each Intermediate Entity, (ii) TPG OG Partnership and (iii) Buyer. For the avoidance of doubt, any Pre-Exchange Redemption Notice that satisfies the requirements of this Section 2.12 shall be treated as an Exchange Notice on behalf of the applicable TPG OG Limited Partner through which such Indirect TPG OG Limited Partner indirectly owns its interest in the applicable Common Units subject to such Exchange. In order to effect an Exchange that is a Block Exchange, such Indirect TPG OG Limited Partner shall deliver a Block Exchange Notice on behalf of the applicable TPG OG Limited Partner that satisfies the requirements set forth in Section 2.1(b).
(b)    To the extent an Indirect TPG OG Limited Partner provides a Pre-Exchange Redemption Notice in accordance with Section 2.12(a) (or a Block Exchange Notice in accordance with Section 2.12(a) and Section 2.1(b)) and such contemplated Exchange is not subject to the limitations set forth in Section 2.5, subject to the provisions of the A&R TPG OG Partnership Agreement and the partnership agreement or operating agreements of each Intermediate Entity, each Intermediate Entity agrees to take all actions reasonably necessary to effect a Pre-Exchange Redemption prior to the Exchange Date.
(c)    Each Indirect TPG OG Limited Partner shall automatically become a TPG OG Limited Partner (entitled to the rights and subject to the obligations of a TPG OG Limited Partner hereunder) upon receipt by such Indirect TPG OG Limited Partner of Common Units in TPG OG Partnership as a result of a Pre-Exchange Redemption in accordance with Section 2.12.

ARTICLE 3

General Provisions
Section 3.1.    Additional TPG OG Limited Partners. If a TPG OG Limited Partner validly transfers any or all of such holder’s Common Units to another Person in a transaction in accordance with, and not in contravention of, the A&R TPG OG Partnership Agreement, this Agreement and any other applicable agreement or agreements with PubCo or any of its Subsidiaries to which a transferring TPG OG Limited Partner may be party, then such transferee (each, a “Permitted Transferee”) shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit C to this Agreement, whereupon such Permitted Transferee shall become a TPG OG Limited Partner under this Agreement. If TPG OG Partnership issues Common Units in the future in accordance with, and not in contravention of, the A&R TPG OG Partnership Agreement, TPG OG Partnership shall be entitled, in its sole discretion, to make any holder of such Common Units a TPG OG Limited Partner under this Agreement through such holder’s execution and delivery of a joinder to this Agreement, substantially in the form of Exhibit C to this Agreement. Without limiting the foregoing, PubCo, Buyer or TPG OG Partnership shall be permitted to enter into a joinder to this Agreement with one or more other Persons, pursuant to which such other Person will agree to abide by the terms and conditions of this Agreement (with such modifications as the PubCo, Buyer or TPG OG Partnership may agree to and with no need for amendment or consent from any other Person) and upon execution of such joinder, such Person will become a party with all rights and obligations under this Agreement (with such modifications as provided for in such joinder agreement).
Section 3.2.    Amendment.
(a)    The provisions of this Agreement may be amended by the written consent of TPG OG Partnership, Buyer and PubCo.
(b)    Notwithstanding Section 3.2(a), no modification, amendment or restatement of any provision of this Agreement that, by its terms (and not, for the avoidance of doubt, based upon the characteristics or other attributes of any party), materially and adversely affects the rights or obligations under this Agreement of any direct or indirect holder of a class or series of Equity Securities (as such term is defined in the A&R TPG OG Partnership Agreement) of TPG OG Partnership, in its capacity as such, without similarly affecting the rights or obligations under this Agreement of all holders of such class or series of Equity Securities of TPG OG Partnership, shall be effective against such holder unless approved in writing by such holder.
Section 3.3.    Addresses and Notices.
(a)    All notices, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) days following mailing by certified or registered mail, postage prepaid and return receipt requested to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 3.3):
(b)    If to PubCo, to:
TPG Inc.
301 Commerce Street, Suite 3300
Fort Worth, TX 76102
Attention: Office of General Counsel
E-mail: officeofgeneralcounsel@tpg.com
(c)    If to Buyer, to:
c/o TPG Inc.
301 Commerce Street, Suite 3300
Fort Worth, TX 76102
Attention: Office of General Counsel
E-mail: officeofgeneralcounsel@tpg.com

(d)    If to TPG OG Partnership to:
c/o TPG Inc.
301 Commerce Street, Suite 3300
Fort Worth, TX 76102
Attention: Office of General Counsel
E-mail: officeofgeneralcounsel@tpg.com
(e)    If to any TPG OG Limited Partner, at the address set forth in the records of TPG OG Partnership.
(f)    If to any Indirect TPG OG Limited Partner, at the address set forth in the records of TPG Partner Holdings, TPG New Holdings or the relevant TPG Feeder Partnership, as applicable.
Notwithstanding the foregoing, any waiver of a Quarterly Exchange Date and other recurring notices may be posted to PubCo’s website (or other online portal made available to the TPG OG Limited Partners and Indirect TPG OG Limited Partners) as a manner to communicate to the TPG OG Limited Partners and Indirect TPG OG Limited Partners.
Section 3.4.    Further Action. The parties to this Agreement shall take, or cause to be taken, all appropriate action (including executing and delivering any documents, certificates, instruments and other papers that are necessary or appropriate for the consummation of the transactions contemplated by this Agreement), and do, or cause to be done, and assist and cooperate with the other parties to this Agreement in doing, all things necessary to achieve the purposes of this Agreement, in each case, as may be reasonably requested by PubCo, Buyer, TPG OG Partnership or a TPG OG Limited Partner party to this Agreement.
Section 3.5.    Successors and Assigns. Subject to Section 3.1, this Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement, their respective permitted assigns, heirs and personal representatives, and any estate, trust, partnership or limited liability company or other similar entity of which any such Person is a trustee, partner, member or similar party which is or becomes a party to this Agreement.
Section 3.6.    Governing Law; Waiver of Jury Trial; Jurisdiction.
(a)    The laws of the State of Delaware shall govern (a) all proceedings, claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
(b)    Any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, including, without limitation, any dispute regarding the validity or termination of this Agreement, or the performance or breach hereof, shall be finally settled by arbitration administered by the American Arbitration Association (“AAA”), in accordance with its Commercial Arbitration Rules in effect at the time of the arbitration. The place of arbitration shall be Fort Worth, Texas and the proceedings shall be conducted in the English language. The arbitration shall be conducted by three arbitrators. Each arbitrator shall be a person with significant experience in the financial services industry or representing persons in the financial services industry. Each of the parties to such arbitration shall nominate one arbitrator within fifteen (15) days after delivery of a request for arbitration in writing by any of the parties. In the event that any of the parties to the arbitration fail to nominate an arbitrator as and within such time period provided in the preceding sentence, upon request of either of such parties, such arbitrator shall instead be appointed by the AAA within fifteen (15) days of receiving such request. The two arbitrators appointed in accordance with the above provisions shall nominate the third arbitrator within fifteen (15) days of their appointment. If the first two appointed arbitrators fail to nominate a third arbitrator, then, upon request of the parties to the arbitration, the third arbitrator shall be appointed by the AAA within thirty (30) days of receiving such request. The third arbitrator shall serve as Chairman of the arbitral tribunal. The arbitrators shall endeavor to render a final award within ninety (90) days of submission of a request for arbitration. Failure to adhere to this time limit shall not be a basis for challenging the award. The award rendered by the arbitrators shall be final and binding on the parties thereto and judgment on such award may be entered in any court of competent jurisdiction. All costs and expenses incurred by the parties in connection with any arbitration hereunder shall be borne by the party against whom the arbitrators’ award is rendered, and such party shall promptly reimburse the party in whose favor the arbitrators’ award is rendered for any of such costs and expenses incurred by such party.

(c)    By agreeing to arbitration, the parties do not intend to deprive any court with jurisdiction of its ability to issue a preliminary injunction, attachment or other form of provisional remedy in aid of the arbitration, and a request for such provisional remedies by a party to a court shall not be deemed a waiver of this agreement to arbitrate. In addition to the authority conferred upon the arbitrators by the rules specified above, the arbitrators shall also have the authority to grant provisional remedies, including injunctive relief.
(d)    Except as may be required by applicable Law or court order, the parties agree to maintain confidentiality as to all aspects of any arbitration arising out of, relating to or in connection with this Agreement, including any such arbitration’s existence and results, except that nothing herein shall prevent a party from disclosing information regarding such arbitration for purposes of enforcing the award or this arbitration clause, or in any court proceeding requesting the issuance of provisional remedies. The parties further agree to obtain the arbitrators’ agreement to preserve the confidentiality of the arbitration.
(e)    Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 3.3 shall be deemed effective service of process on such party.
Section 3.7.    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable Law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.
Section 3.8.    Entire Agreement. This Agreement, the Investor Rights Agreement, the PubCo Charter and the A&R TPG OG Partnership Agreement (and with respect to each Indirect TPG OG Limited Partner, the TPG Partner Holdings LPA, each API Feeder Partnership LPA, the limited partnership agreements of the TPG Feeder Partnerships or the operating agreement of TPG New Holdings, as applicable) contain the entire agreement and understanding among the parties to this Agreement with respect to the subject matter of this Agreement and, thereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether written or oral, relating to such subject matter in any way. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. The parties to this Agreement and their respective counsel have reviewed and negotiated this Agreement as the joint agreement and understanding of the parties to this Agreement, and the language used in this Agreement shall be deemed to be the language chosen by the parties to this Agreement to express their mutual intent, and no rule of strict construction shall be applied against any Person.
Section 3.9.    Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.
Section 3.10.    Counterparts. This Agreement may be executed and delivered in any number of counterparts, including by facsimile or electronic transmission (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g. www.docusign.com), each of which shall be an original and all of which together shall constitute a single instrument.
Section 3.11.    Independent Nature of TPG OG Limited Partners’ Rights and Obligations. The obligations of each TPG OG Limited Partner under this Agreement are several and not joint with the obligations of any other TPG OG Limited Partner, and no TPG OG Limited Partner shall be responsible in any way for the performance of the obligations of any other TPG OG Limited Partner under this Agreement. The decision of each TPG OG Limited Partner to enter into this Agreement has been made by such TPG OG Limited Partner independently of any other TPG OG Limited Partner. Nothing contained in this Agreement, and no action taken by any TPG OG Limited Partner pursuant this Agreement, shall be deemed to constitute the TPG OG Limited Partners as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the TPG OG Limited Partners are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement, and PubCo, Buyer and the TPG OG Limited Partners acknowledge that the TPG OG Limited Partners are not acting in concert or as a group, and none of PubCo or Buyer shall assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused the Original Agreement to be amended and restated by this Agreement, which is duly executed and delivered and binding upon all of the parties hereto as of the date first set forth above.

TPG INC.
By:	/s/ Martin Davidson
Name: Martin Davidson
Title: Chief Accounting Officer
[Signature Page to Amended and Restated Exchange Agreement]

TPG OPERATING GROUP I, L.P.
By:	TPG Holdings I-A, LLC, its general partner

By:	/s/ Martin Davidson
Name: Martin Davidson
Title: Chief Accounting Officer

TPG OPERATING GROUP II, L.P.
By:	TPG Holdings II-A, LLC

By:	/s/ Martin Davidson
Name: Martin Davidson
Title: Chief Accounting Officer

TPG OPERATING GROUP III, LP
By:	TPG Holdings III-A, L.P., its general partner

By:	TPG Holdings III-A, LLC, its general partner

By:	/s/ Martin Davidson
Name: Martin Davidson
Title: Chief Accounting Officer
[Signature Page to Amended and Restated Exchange Agreement]

TPG OPCO HOLDINGS, L.P.
By:	TPG LPCo-1, its general partner

By:	/s/ Martin Davidson
Name: Martin Davidson
Title: Chief Accounting Officer
[Signature Page to Amended and Restated Exchange Agreement]

ALABAMA INVESTMENTS (PARALLEL), LP By: Alabama Investments (Parallel) GP, LLC, its general partner
By:	/s/ Martin Davidson
Name: Martin Davidson
Title: Chief Accounting Officer

ALABAMA INVESTMENTS (PARALLEL) FOUNDER A, LP By: Alabama Investments (Parallel) GP, LLC, its general partner
By:	/s/ Martin Davidson
Name: Martin Davidson
Title: Chief Accounting Officer

ALABAMA INVESTMENTS (PARALLEL) FOUNDER G, LP By: Alabama Investments (Parallel) GP, LLC, its general partner
By:	/s/ Martin Davidson
Name: Martin Davidson
Title: Chief Accounting Officer

API Representative, LLC
By:	/s/ Christopher D. Moore
Name: Christopher D. Moore
Title: Chief Legal Officer, General Counsel & Secretary
[Signature Page to Amended and Restated Exchange Agreement]

EXHIBIT A
[FORM OF]
NOTICE OF EXCHANGE
TPG Operating Group II, L.P.
[●]
Attention:
Fax:
Electronic Mail:
Reference is hereby made to the Amended and Restated Exchange Agreement, dated as of November 1 (the “Exchange Agreement”), by and among TPG Inc., a Delaware corporation, TPG OpCo Holdings, L.P., a Delaware limited partnership, TPG Operating Group I, L.P., a Delaware limited partnership, TPG Operating Group II, L.P., a Delaware limited partnership, TPG Operating Group III, L.P., a Delaware limited partnership, each TPG OG Limited Partner (as defined therein) from time to time party to the Exchange Agreement, and each Indirect TPG OG Limited Partner (as defined therein) from time to time party to the Exchange Agreement, as amended from time to time. Capitalized terms used but not defined in this Notice of Exchange shall have the meanings given to them in the Exchange Agreement.
The undersigned TPG OG Limited Partner desires to exchange the number of Common Units set forth below in the form of an Exchange to be issued in its name as set forth below.
Legal Name of TPG OG Limited Partner:
Address:
Number of Common Units to be exchanged:
Exchange Date:
[The undersigned hereby delivers this Notice of Exchange subject to, and agrees to be bound by, any additional terms and conditions set forth on Annex [ ] attached hereto.]1
The undersigned hereby irrevocably constitutes and appoints any duly appointed officer of TPG OG Partnership or its general partner as the attorney of the undersigned, with full power of substitution and re-substitution in the premises, to do any and all things and to take any and all actions that may be necessary to exchange the Common Units subject to this Notice of Exchange on the books of TPG OG Partnership for Class A Shares on the books of PubCo and/or cash (as applicable) in accordance with the terms of the Exchange Agreement, including the power and authority to execute, verify, swear to, acknowledge, deliver, record and file any and all instruments, documents and certificates that such officer deems necessary, appropriate, advisable or convenient to effectuate the transfers to effect such Exchange.
* * * *
1 If transfers are effected pursuant to power of attorney, Annex to include customary representations and warranties and tax withholding indemnification to be made by all exchanging partners with respect to an exchange.
A-1

IN WITNESS WHEREOF, the undersigned has caused this Notice of Exchange to be executed and delivered as of the date first set forth above.

[●]

By:
Name:
Title:

A-2

EXHIBIT B
[FORM OF]
JOINDER AGREEMENT
This Joinder Agreement (“Joinder Agreement”) is a joinder to the Amended and Restated Exchange Agreement, dated as of November 1, 2023 (the “Agreement”), by and among TPG Inc., a Delaware corporation, TPG OpCo Holdings, L.P., a Delaware limited partnership, TPG Operating Group I, L.P., a Delaware limited partnership, TPG Operating Group II, L.P., a Delaware limited partnership, TPG Operating Group III, L.P., a Delaware limited partnership, each TPG OG Limited Partner (as defined therein) from time to time party to the Agreement, and each Indirect TPG OG Limited Partner (as defined therein) from time to time party to the Agreement, as amended from time to time. Capitalized terms used but not defined in this Joinder Agreement shall have the meanings given to them in the Agreement. This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflict-of-law principles that would cause the application of the laws of another jurisdiction. If there is a conflict between this Joinder Agreement and the Agreement, the terms of this Joinder Agreement shall control.
The undersigned hereby joins and enters into the Agreement having acquired Common Units in TPG OG Partnership. By signing and returning this Joinder Agreement to PubCo, Buyer and TPG OG Partnership, the undersigned accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of a TPG OG Limited Partner contained in the Agreement, with all attendant rights, duties and obligations of a TPG OG Limited Partner thereunder. The parties to the Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Agreement by the undersigned and, upon receipt of this Joinder Agreement by PubCo and by TPG OG Partnership, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Agreement.
[Remainder of Page Intentionally Left Blank.]

B-1

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be executed and delivered as of the date first set forth above.

[●]

By:
Name:
Title:

Address for Notices:

Attention:

B-2